Exhibit 99


Contact:
At the Company:                               At the Financial Relations Board:
----------------                              ---------------------------------
401-233-0333                                  212-661-8030
Philip B. Barr                                Analyst Information: John McNamara
Chief Financial Officer                       Media Information: Alan Goldsand
Investor Relations                            General Information: Jeff Bogart

FOR IMMEDIATE RELEASE
April 20, 1999

                  BACOU USA REPORTS FIRST-QUARTER 1999 RESULTS,
           PROVIDES UPDATE ON RECENT ACQUISITION OF PERFECT FIT GLOVE

     o Net Sales of $54.6 Million for Q1 '99, Up 10.2% Over Q1 '98 Sales of $49.5 Million

     o Q1 Earnings - Up 100.0% to $5.5 Million from Q1 '98 Earnings of $2.7 Million

     o    Q1 Earnings Per Share - Up 106.7% to $0.31 from Q1 '98 EPS of $0.15

     o    Pre-Charge Earnings and EPS in Q1 '98 exceeded Q1 `99


     Smithfield, R.I., April 20, 1999 -- Bacou USA, Inc. (NYSE: BAU), a leading manufacturer of personal protection equipment, today reported its financial results for the first quarter ended March 31, 1999.

     Net sales for the first quarter of 1999 increased 10.2% to $54.6 million, compared with 1998 first quarter net sales of $49.5 million. Net sales for Bacou's safety segment increased 11.8% from $41.1 million in 1998 to $45.9 million in 1999, while net sales in the optical frames and instruments segment increased 2.5% from $8.4 million in 1998 to $8.7 million in 1999. Safety segment sales for the 1999 quarter included sales resulting from the acquired business of Howard Leight Industries for three full months, whereas the 1998 period only included sales for one month from this acquired business.

     Bacou's net income for the first quarter of 1999 increased to $5.5 million from $2.7 million for the first quarter of 1998--up 100.0%. Excluding non-recurring items (none in the 1999 period and $3.7 million in 1998 relating to the acquisition of the company's Howard Leight business unit), net income declined by $1.0 million from the first quarter of 1998.

     As for net income per basic and diluted share, Bacou reported $0.31 for the first quarter of 1999, up 106.7% from $0.15 for the first quarter of 1998. Excluding non-recurring items (none in the 1999 period and $0.21 per share in 1998 relating to the acquisition of the company's Howard Leight business unit), Bacou's net income decreased $0.05 per share from the first quarter of 1998.

     "Sales results early in the quarter were disappointing, however, we were pleased to see improving sales trends in March," said Walter Stepan, Vice
Chairman, President and Chief Executive Officer of Bacou USA. "Slower than anticipated sales in the quarter resulted from softened demand in January and February as well as changes in our promotional programs, as we previously announced. For example, we moved our uvex astrospec 3000(R) promotion from the first to the second quarter, which hurt the first quarter but should help the second. Considering the year as a whole, we believe that the consequences of promotional changes will not be adverse and, therefore, we remain optimistic about our prospects for the remainder of 1999."

     "As for operating profit, our first quarter was negatively influenced by the changes in promotional programs," continued Stepan. "Resulting lower sales of uvex astrospec 3000(R) eyewear had the greatest effect on year to year comparisons. We had satisfying growth in sales of new eyewear styles, respiratory protection products, hearing protection products and optical frames, but some of these product lines do not carry gross margins sufficient to make up for the lost margin from lower astrospec sales volume."

     Stepan went on to say: "Bacou USA is a highly profitable company that is well positioned to take advantage of the consolidation taking place in the safety industry. We are well-focused on our strategy to grow by acquisition, by expansion of market share and by penetration of new markets. Our track record of successfully executing this strategy over the past three years as a public company speaks for itself, and we are optimistic about achieving our 1999 goals of record earnings and earnings per share before non-recurring items."

     Bacou also announced today that it expects the operating margin of its recently acquired Perfect Fit Glove business to be in a range of 10 - 12%, prior to amortization of intangible assets, which is expected to be approximately $1.1 million annually for 30 years. Bacou completed its acquisition of Perfect Fit Glove Co., Inc. and affiliated businesses on April 1, 1999. The company expects pre-tax one-time adjustments associated with the transaction to approximate $1.5 million, all of which will be recorded in the second quarter of 1999. As previously announced, combined annual net sales of Perfect Fit Glove Co., Inc. and affiliates were approximately $47.3 million for the fiscal year ended September 30, 1998 and Bacou expects the acquisition to be accretive to earnings by between one and four cents per share in 1999 prior to these acquisition-related non-recurring items.

     Bacou also announced today that it expects to incur approximately $2.3 million of interest expense in 1999 (based on current interest rate projections) in connection with the acquisition of Perfect Fit and its affiliates. In recent filings with the SEC, Bacou disclosed that it financed the acquisition primarily by borrowing $50.0 million from Banque Nationale de Paris. Bacou also assumed tax-exempt industrial development bond indebtedness of approximately $6.8 million. The bank debt bears interest at 3-month LIBOR plus 0.60% and provides for repayment over a seven year term. The revenue bond carries a floating rate of interest that was most recently set at 3.1% plus an annual credit enhancement fee of 0.75%.

     "With the acquisition of Perfect Fit and its affiliates, we expect our 1999 net sales to exceed $250 million," continued Stepan. "We believe the acquisition of Perfect Fit is another smart, accretive acquisition that will help our business expand its leadership position within the personal protective equipment industry and help us continue to build our impressive track record of outstanding operating results. Since our 1994 fiscal year, we have achieved compound annual growth rates (excluding non-recurring, acquisition-related adjustments) of 42.1% in sales, 26.3% in operating income, 30.2% in EBITDA, 36.2% in net income and 26.5% in earnings per share."

     Bacou USA, Inc. designs, manufactures and sells leading brands of products that protect the sight, hearing, respiratory systems and hands of workers, as well as related instrumentation including vision screeners, gas monitors and test equipment for self-contained breathing apparatus. The company's products, marketed under Uvex(R), Howard Leight(R), Perfect Fit, Survivair(R), Pro-Tech(R), Biosystems, Titmus(R), LaserVision and Lase-R Shield(TM) brand names, are sold principally to industrial safety distributors, fire fighting equipment distributors and optical laboratories. News and information about Bacou USA is available on the Worldwide Web at http://www.bacouusa.com.

  To receive additional information on Bacou USA, Inc., via fax, at no charge, dial 1-800-PRO-INFO and enter code BAU.

                                       ###

Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, the ability of the company and its key vendors to successfully respond to Year 2000 issues and the other risks detailed in the company's prospectus filed March 27, 1996, and from time to time in other filings. Actual results may differ materially from those projected. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

                            (Financial tables follow)

                        BACOU USA, INC. AND SUBSIDIARIES
                      (in thousands, except per share data)

                                                                       Three Months Ended
                                                                           March 31,
                                                                          (unaudited)

Statement of income data:                                            1999               1998
                                                                     ----               ----

Net sales                                                          $54,575            $49,515
Cost of sales                                                       27,688             24,699
                                                                   -------            -------
Gross profit                                                        26,887             24,816

Operating expenses:
     Selling                                                         8,693              7,948
     General and administrative                                      4,784              4,966
     Research and development                                        1,209                804
     Purchased in-process research and development                    ---               4,680
     Amortization of intangible assets                               2,115              1,484
                                                                   -------             ------
Total operating expenses                                            16,801             19,882
                                                                   -------             ------

Operating income                                                    10,086              4,934

Total other expense                                                  1,550                796
                                                                   -------             ------

Income before income taxes                                           8,536              4,138
Income taxes                                                         3,062              1,402
                                                                   -------             ------

Net income (1)                                                     $ 5,474             $2,736
                                                                   =======             ======

Basic earnings per share (1)                                       $  0.31             $ 0.15
                                                                   =======             ======
Diluted earnings per share (1)                                     $  0.31             $ 0.15
                                                                   =======             ======

Weighted average shares outstanding:
     Basic                                                          17,616             17,594
                                                                   =======             ======
     Diluted                                                        17,786             17,654
                                                                   =======             ======

Other information:
     Depreciation and amortization                                 $ 4,133            $ 3,011
                                                                   =======            =======
     EBITDA (Earnings before interest, taxes, depreciation,
      amortization and  before non-recurring items)                $14,219            $13,909
                                                                   =======            =======

     (1) The Company completed its acquisition of Howard S. Leight & Associates, Inc. (d/b/a Howard Leight Industries) on February 27, 1998. Excluding non-recurring items relating to this acquisition, net income and earnings per share would have been as follows:

                                                                     Three Months Ended
                                                                          March 31,

                                                                    1999                1998
                                                                    ----                ----

Net income                                                         $ 5,474            $ 6,425
                                                                   =======             ======
Basic and diluted earnings per share                               $  0.31            $  0.36
                                                                   =======             ======

                                      BACOU USA, INC. AND SUBSIDIARIES

                                                                            March 31,          December 31,
                                                                              1999                1998
                                                                              ----                ----
Balance Sheet Data (in thousands, except share data; unaudited):
ASSETS

Current assets:
   Cash and cash equivalents                                                $34,208              $1,090
   Trade accounts receivable, net                                            32,647              27,110
   Inventories                                                               37,823              38,246
   Other current assets                                                       2,680               1,251
   Deferred income taxes                                                      1,905               2,138
                                                                              -----               -----
      Total current assets                                                  109,263              69,835
   Property and equipment, net                                               55,084              53,998
   Intangible assets, net                                                   167,829             169,937
                                                                            -------             -------
      Total assets                                                         $332,176            $293,770
                                                                           ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current installments of long-term debt                                   $22,857             $15,714
   Accounts payable                                                           6,452               8,959
   Accrued expenses                                                           8,215              12,242
   Income taxes payable                                                       4,227               1,828
                                                                              -----               -----
      Total current liabilities                                              41,751              38,743
Long-term debt                                                              121,428              92,050
Deferred income taxes                                                         6,755               6,311
Other liabilities                                                             2,691               2,754
                                                                              -----               -----
      Total liabilities                                                     172,625             139,858
                                                                            -------             -------

Common stock subject to a put option                                          9,450               9,450
                                                                              -----               -----

Stockholders' equity:
   Preferred stock, $.001 par value, 5,000,000 shares
      authorized, no shares issued and outstanding
   Common  stock,  $.001 par value, 25,000,000 shares
      authorized,  17,621,465 shares in 1999 and 17,610,465 shares in 1998 issued and outstanding (including shares subject to
      a put option)                                                              17                  17
   Additional paid-in capital                                                63,423              63,258
   Retained earnings                                                         86,661              81,187
                                                                           --------              ------
   Total stockholders' equity                                               150,101             144,462
                                                                           --------             -------
   Total liabilities and stockholders' equity                              $332,176            $293,770
                                                                           ========            ========